                                                                   Exhibit 10.29





                           NORCAL WASTE SYSTEMS, INC.

                        SHORT-TERM INCENTIVE BONUS PLAN


                                                                        3/15/96

OBJECTIVES OF THE SHORT-TERM INCENTIVE BONUS PLAN

The objectives of the Short-term Incentive Bonus Plan are to:

- -       Establish a competitive Total Cash Compensation Program for key managers.

- -       Attract, retain and focus the efforts of key managers on critical company goals.

- -       Provide key managers with an attractive Total Cash Compensation Program with earnings potential that vary with actual business performance.

- -       Reinforce and reward key managers for the achievement of superior operating results.

- -       Better align shareholder and management's interests in enhanced company value.

- -       Shift fixed compensation expenses (base salary) to more variable types of compensation (incentive plans).

- -       Provide for administrative consistency by developing a formal plan.

SHORT-TERM INCENTIVE BONUS PLAN

The Short-term Incentive Bonus Plan is an important element in Norcal's Total Cash Compensation program. The funding for this plan is based solely on company performance. If the company does not achieve a profit before taxes and after provisions for the Short-term Incentive Bonus Plan, then no incentive bonuses will be paid under this plan.

Beyond this initial performance criteria, the funding of the Short-term Incentive Plan would be based on incremental company performance as measured against targets established by the business plan. Due to the highly regulated nature of the business, and an ambitious business planning process, simply achieving business plan targets is an accomplishment worth recognizing. The incremental performance levels identified for this plan are:

                PERFORMANCE LEVEL        AWARD LEVEL
                   (% OF PLAN)          (% OF TARGET)
                -----------------       -------------
                         120%               200%
                         110%               150%
                         100%               100%
                          90%                75%
                          85%                50%
                less than 85%                 0

Because Norcal seeks to grow and diversify while remaining profitable, the following performance measures should be identified with respect to the management group:

- -       EBITDA - This goal supports an operating profits focus that is common in the industry, and it provides the cash flow needs that will enable the company to continue to reduce debt levels.

- -       YEAR-TO-YEAR REVENUE GROWTH (%) - If Norcal is to significantly increase its shareholder value, it will have to increase its year-to-year historical revenue gains, both through acquisitions and through expansion of its customer base -- the company should estimate desired levels of revenue increases anticipated through both acquisitions and market expansions, and then set annual revenue growth percentage goals to meet those targets. Revenue growth is also supported by timely rate increases achieved through careful monitoring of expense loads. A subset of this category should be REVENUE DIVERSIFICATION - Norcal should strive to reduce the level of its revenues that come from San Francisco (not on an absolute basis, but as a percentage of total revenues). This performance goal is directed at minimizing risk associated with having a concentrated level of revenue resident in one source (i.e., San Francisco).

- -       YEAR-TO-YEAR INCREASE IN PROFIT MARGIN (%) - This goal is directed at moving the company from regulated revenue sources to non-regulated revenue sources -- non-regulated business carries higher profitability margins and could require less of the administrative overhead required to meet regulated business requirements.

- -       RISK MANAGEMENT - The company's ability to succeed in its industry could be hampered by a failure to maintain high levels of safety experience and environmental compliance. Management must take the lead in ensuring that Norcal meets all customer and governmental expectations if it is to distinguish itself from its competitors.

For fiscal year 1996, 50% of the bonus calculation will be within the discretion of the Compensation Committee and/or the Board of Directors and 50% will be based on EBITDA achieved.

For fiscal 1997 and later years, the portion of the bonus calculation that is discretionary will be specified each year and the remaining amount will be based on achieving criteria in the following table as determined in each year's business plan.

PERFORMANCE WEIGHTING

- -       Annual incentives should be closely tied to what employees can influence and/or control. The plan provides different weightings for each of the aforementioned performance measures, depending on position in the company.

- -       The following table illustrates how weighting will be applied on a position-by-position basis:


==========================================================================================
                                                 REVENUE        RISK       PROFIT
LEVEL                                 EBITDA     GROWTH      MANAGEMENT    MARGIN    TOTAL
- ------------------------------------------------------------------------------------------
President/Chief Executive Officer       50%        50%           -            -       100%
- ------------------------------------------------------------------------------------------
EVP/Chief Operating Officer             50%        50%           -            -       100%
- ------------------------------------------------------------------------------------------
SVP/Chief Financial Officer             50%        50%           -            -       100%
- ------------------------------------------------------------------------------------------
VP - Corporate Controller               50%        50%           -            -       100%
- ------------------------------------------------------------------------------------------
VP/Division Mgr. - No. Cal Landfills    25%         -           50%          25%      100%
and Technical Services
- ------------------------------------------------------------------------------------------
Regional Manager - Northern California  25%        25%          25%          25%      100%
- ------------------------------------------------------------------------------------------
Regional Manager - Southern California  25%        25%          25%          25%      100%
- ------------------------------------------------------------------------------------------
Group General Manager - San Francisco   25%        25%          25%          25%      100%
Non-Regulated Companies
- ------------------------------------------------------------------------------------------
Group General Manager - San Francisco   25%        25%          25%          25%      100%
Regulated Companies
- ------------------------------------------------------------------------------------------
Group General Manager - San Francisco   25%        25%          25%          25%      100%
Peninsula Companies
- ------------------------------------------------------------------------------------------
Group General Manager - North Coast     25%        25%          25%          25%      100%
Companies
- ------------------------------------------------------------------------------------------
Other Employees
- - Landfill and Operations Groups        25%        25%          25%           25%     100%
- ------------------------------------------------------------------------------------------
- - Corporate Staff                       50%        50%           -             -      100%
- ------------------------------------------------------------------------------------------
- - Director - Risk Management            25%        25%          50%            -      100%
- ------------------------------------------------------------------------------------------
- - Corporate Safety Manager              25%        25%          50%            -      100%
- ------------------------------------------------------------------------------------------

Short-term Incentive Plan payments will be made based on company performance assessed at the close of each fiscal year. Actual payments to participants will be made as soon as possible after the close of the fiscal year.

PLAN PARTICIPANTS

An initial listing of Short-term Incentive Plan participants has been developed. This listing is a guideline for the inclusion of individuals to participate in this plan based on a criteria of being assigned to a management position with a Salary Grade of 24 or above.

At the end of the fiscal year, this listing will be reviewed. Individuals may be deleted from or added to this listing. The appropriate manager will propose additions or deletions to the senior manager in charge of this area. Any changes in plan participation requires the approval of the Chief Executive Officer.

- --------------------------------------------------------------------------------------
   PARTICIPANT LISTING & AWARD OPPORTUNITIES                   INCENTIVE AWARD %
- --------------------------------------------------------------------------------------
                                         SALARY
        POSITION                         GRADE        THRESHOLD     TARGET     MAXIMUM
- --------------------------------------------------------------------------------------
Chief Executive Officer                   45             30%          60%       120%
Executive Vice President                  41             25%          50%       100%
Chief Financial Officer                   37             25%          50%       100%
Corporate Controller                      32             15%          30%        60%
Regional Manager - Northern California    33             15%          30%        60%
Regional Manager - Southern California    35             15%          30%        60%
VP Technical Services/Division Manager    32           12.5%          25%        50%
Group General Manager - S.F.
  Non-Regulated Companies                 32           12.5%          25%        50%
Group General Manager - S.F.
  Regulated Companies                     32           12.5%          25%        50%
Group General Manager - S.F.
  Peninsula Companies                     32           12.5%          25%        50%
Group General Manager - North
  Coast Companies                         32           12.5%          25%        50%
Grades 29-31 and Grade 28 General
  Manager                                                10%          20%        40%
Grades 26-28 (excluding Grade 28
  General Managers)                                     7.5%          15%        30%
Grades 24-25                                              5%          10%        20%
- --------------------------------------------------------------------------------------